Exhibit 10.51

CHANGE IN TERMS AGREEMENT

Principal	Loan Date	Maturity	Loan No	Call / Coll	Account	Officer	Initials
$7,000,000.00	10-31-2007	10-31-2009	*******		D. L. W.	8779

References in the boxes above are for Lender’s use only and do not limit the applicability of this document to any particular loan or item.

Any item above containing “***” has been omitted due to text length limitations.

Borrower:	U.S. Auto Parts Network, Inc. 17150 S. Margay Avenue Carson, CA 90746	Lender:	East West Bank 9300 Flair Drive El Monte, CA 91731

Principal Amount: $7,000,000.00	Initial Rate: 7.250%	Date of Agreement: October 31, 2007

DESCRIPTION OF EXISTING INDEBTEDNESS. The Promissory Note dated January 6, 2003, along with any and all subsequent Change in Term Agreements.

DESCRIPTION OF CHANGE IN TERMS.

The Maturity date of the Note is hereby extended from October 31, 2007 to October 31, 2009.

CONTINUING VALIDITY. Except as expressly changed by this Agreement, the terms of the original obligation or obligations, including all agreements evidenced or securing the obligation(s), remain unchanged and in full force and effect. Consent by Lender to this Agreement does not waive Lender’s right to strict performance of the obligation(s) as changed, nor obligate Lender to make any future change in terms. Nothing in this Agreement will constitute a satisfaction of the obligation(s). It is the intention of Lender to retain as liable parties all makers and endorsers of the original obligation(s), including accommodation parties, unless a party is expressly released by Lender in writing. Any maker or endorser, including accommodation makers, will not be released by virtue of this Agreement. If any person who signed the original obligation does not sign this Agreement below, then all persons signing below acknowledge that this Agreement is given conditionally, based on the representation to Lender that the non-signing party consents to the changes and provisions of this Agreement or otherwise will not be released by it. This waiver applies not only to any initial extension, modification or release, but also to all such subsequent actions.

PRIOR TO SIGNING THIS AGREEMENT, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS AGREEMENT. BORROWER AGREES TO THE TERMS OF THE AGREEMENT.

BORROWER:

U.S. AUTO PARTS NETWORK, INC.

By:	/s/ Michael McClane
Michael McClane, Chief Financial Officer of U.S. Auto Parts Network, Inc.

LASER PRO Lending, Ver. 5.38.10.001 Copr. Harland Financial Solutions, Inc. 1997, 2007. All Rights Reserved. - CA G:\APPS\EWBCFI\CFI\LPL\D20C.FC TR-1986 PR-3